SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 5, 2004

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)

Item 5. Other Events

     On April 5, 2004, Pharmacyclics, Inc. (the “Registrant”) issued a press release announcing that the underwriter of its previously announced underwritten public offering of 2,782,609 shares of common stock has exercised its option to purchase the entire over-allotment option consisting of 417,391 shares of common stock. The Registrant’s press release announcing the exercise of the underwriter’s over-allotment option is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

                    (c) Exhibits.

Exhibit No.	Description
99.1	Press release of Registrant, dated April 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2004

PHARMACYCLICS, INC.

	By: Name: Title:	/s/ LEIV LEA Leiv Lea Vice President, Finance & Administration and CFO and Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 6, 2004

Exhibit	Description
99.1	Press release of Registrant, dated April 5, 2004.